Exhibit 99.1

News

Contacts: Media: Sheryl Williams 610.738.6493 swilliam@cephalon.com Investors: Robert (Chip) Merritt 610.738.6376 cmerritt@cephalon.com

For immediate release

Cephalon Reports Another Strong Quarter

Record Sales of $490 Million, Up 14 Percent over Third Quarter 2007

Company Raises Full Year 2008 Sales and Earnings Guidance

Introduces 2009 Adjusted Net Income Guidance, Up 27 Percent over 2008

Frazer, Pa. — October 28, 2008 — Cephalon, Inc. (Nasdaq: CEPH) today reported third quarter 2008 sales of $489.7 million, compared to sales of $428.7 million for the third quarter of 2007, and at the high end of the company’s guidance of $480 - $490 million.  Net income for the quarter was $112.0 million and basic income per common share was $1.64.  Excluding amortization expense and certain other items, adjusted net income was $92.9 million and basic adjusted income per common share for the quarter was $1.36, compared to $1.08 for the same period in 2007, exceeding the company’s guidance of $1.25 to $1.35.

Central nervous system (CNS) franchise sales were $273.7 million during the quarter, a 19 percent increase compared to the same period last year.  The Pain franchise sales were $117.2 million compared to $121.8 million in the third quarter of 2007. AMRIX® (cyclobenzaprine hydrochloride extended-release capsules) sales increased 20 percent over the second quarter 2008.  Oncology franchise sales were $52.4 million, an increase of 131 percent versus 2007.  Sales of TREANDA® (bendamustine hydrochloride) were $24.6 million for the quarter, an increase of 71 percent over the second quarter of 2008.

“More and more patients are benefiting from the novel therapies that we offer.  This has resulted in record sales, and adjusted earnings that exceeded the high end of our guidance. These

SOURCE: Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0065

solid results, and our confidence in our current product portfolio, enabled us to raise our guidance for the remainder of this year and issue adjusted net income guidance for 2009 that exceeds today’s First Call consensus,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.   “Despite troubled economic conditions around the world, our business remains solid.  We continue to invest in our pipeline while simultaneously generating strong sales, earnings, and cash flow.”

The company is updating its guidance for 2008.  Total sales guidance is increased to $1.90 - $1.94 billion. This includes CNS franchise sales of $1.02 - $1.04 billion, pain franchise sales of $500 - $520 million, oncology franchise sales of $175 - $185 million, and other product sales of $200 - $210 million. Full year SG&A and R&D guidance is $800 - $815 million and $340 - $355 million, respectively.  Adjusted net income guidance for 2008 is $354 - $360 million and basic adjusted income per common share guidance is increased by $0.10 per share to $5.20 - $5.30.

Cephalon is introducing 2009 sales guidance of $2.175 - $2.225 billion. This includes CNS franchise sales of $1.15 - $1.18 billion, pain franchise sales of $535 - $560 million, oncology franchise sales of $265 - $280 million, and other product sales of $180 - $205 million. SG&A and R&D guidance for 2009 are $840 - $860 million and $390 - $410 million, respectively.

The company also is introducing adjusted net income guidance for 2009 of $452 - $459 million. This represents growth of approximately 27 percent over our increased 2008 guidance. Cephalon is introducing 2009 basic adjusted income per common share guidance of $6.50 - $6.60.

Basic adjusted income per common share guidance for both the full-year 2008 and full-year 2009 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s third quarter 2008 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +1-913-312-9315 and refer to conference code number 8454517. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and

2

suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

            The company’s proprietary products in the United States include: AMRIX, TREANDA, FENTORA® (fentanyl buccal tablet) [C-II],  PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection,  VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; characterizations of our business, sales, earnings and cash flow in light of current general economic conditions; sales, SG&A, R&D, adjusted net income and basic adjusted income per common share guidance for full-year 2008 and full-year 2009; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES:
Sales	$489,664	$428,729	$1,408,603	$1,287,802
Other revenues	8,818	9,692	25,813	34,865
	498,482	438,421	1,434,416	1,322,667
COSTS AND EXPENSES:
Cost of sales	121,477	82,258	312,711	251,970
Research and development	88,325	93,527	250,169	274,078
Selling, general and administrative	222,948	186,456	631,832	527,962
Settlement reserve	7,450	369,000	7,450	425,000
Restructuring charges	1,497	—	6,973	—
In-process research and development	—	—	10,000	—
	441,697	731,241	1,219,135	1,479,010

INCOME (LOSS) FROM OPERATIONS	56,785	(292,820)	215,281	(156,343)

OTHER INCOME (EXPENSE):
Interest income	4,002	8,868	15,515	23,485
Interest expense	(8,831)	(5,660)	(25,697)	(15,272)
Gain on extinguishment of debt	—	5,319	—	5,319
Gain on sale of investment	—	—	—	5,791
Other income (expense), net	(2,284)	2,493	1,488	3,747
	(7,113)	11,020	(8,694)	23,070

INCOME (LOSS) BEFORE INCOME TAXES	49,672	(281,800)	206,587	(133,273)

INCOME TAX EXPENSE (BENEFIT)	(62,371)	24,963	(4,375)	102,613

NET INCOME (LOSS)	$112,043	$(306,763)	$210,962	$(235,886)

BASIC INCOME (LOSS) PER COMMON SHARE	$1.64	$(4.58)	$3.11	$(3.55)

DILUTED INCOME (LOSS) PER COMMON SHARE	$1.42	$(4.58)	$2.79	$(3.55)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,118	66,931	67,855	66,398

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,920	66,931	75,580	66,398

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

	Three Months Ended
	September 30,
	2008		2007

GAAP NET INCOME (LOSS)	$112,043		$(306,763)

Cost of sales adjustments	54,569	(1)	22,255	(1)
Research and development adjustments	259	(2)	15,000	(2)
Selling, general and administrative adjustments	27,169	(3)	—
Settlement reserve	7,450	(4)	369,000	(4)
Gain on extinguishment of debt	—		(5,319	)(5)
Interest expense adjustment	3,750	(6)	—
Restructuring charges	1,497	(7)	—
Income tax adjustment	(113,832	)(8)	(21,693	)(8)
	(19,138)		379,243

ADJUSTED NET INCOME	$92,905		$72,480

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.36		$1.08

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.18		$0.92

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,118		66,931

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,920		79,030

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($24.0 million in 2008; $22.3 million in 2007), accelerated depreciation related to the CIMA LABS restructuring ($1.6 million in 2008), accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($2.9 million in 2008), and the write-off of purchase commitments in excess of estimated requirements ($26.0 million in 2008).

(2)

In 2008, to exclude accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility. In 2007, to exclude the recognition of a milestone related to the FDA’s acceptance of our NDA filing for TREANDA® (bendamustine HCl).

(3)	To exclude charges related to the estimated termination payments due to Takeda Pharmaceuticals North America, Inc.

(4)

In 2008, to exclude charges related to the settlement of investigations by the Offices of the Attorney General of Connecticut and Massachusetts and estimated relator attorney fees. In 2007, to exclude the reserve established for the minimum liability related to the potential settlement of the investigations by the U.S. Attorney’s Office.

(5)	To exclude the forgiveness of a mortgage loan by the Pennsylvania Industrial Development Board (“PIDA”).

(6)	To exclude the accrued interest related to the settlement reached with the U.S. Attorney’s Office.

(7)	To exclude costs related to the CIMA LABS restructuring announced in January 2008.

(8)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances, the settlement of the investigations by the U.S. Attorney’s Office and other changes in tax assets and liabilities. The 2008 amount includes $84.5 million of tax benefits for the settlement with the U.S. Attorney’s Office, for which the related expense was recorded in 2007 and for the states of Connecticut and Massachusetts for which the related expense was recorded in the third quarter of 2008.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

	Nine Months Ended
	September 30,
	2008		2007

GAAP NET INCOME (LOSS)	$210,962		$(235,886)

Cost of sales adjustments	111,349	(1)	64,236	(1)
Research and development adjustments	8,013	(2)	41,500	(2)
Selling, general and administrative adjustments	30,124	(3)	—
Settlement reserve	7,450	(4)	425,000	(4)
Gain on sale of investment	—		(5,791	)(5)
Gain on extinguishment of debt	—		(5,319	)(6)
Interest expense adjustment	11,250	(7)	—
Restructuring charges	6,973	(8)	—
In-process research and development	10,000	(9)	—
Income tax adjustment	(143,162	)(10)	(40,459	)(10)
	41,997		479,167

ADJUSTED NET INCOME	$252,959		$243,281

BASIC ADJUSTED INCOME PER COMMON SHARE	$3.73		$3.66

DILUTED ADJUSTED INCOME PER COMMON SHARE	$3.35		$3.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	67,855		66,398

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	75,580		78,814

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)

To exclude the on-going amortization of acquired intangible assets ($77.0 million in 2008; $64.2 million in 2007), accelerated depreciation related to the CIMA LABS restructuring ($5.4 million in 2008), accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($2.9 million in 2008), and the write-off of purchase commitments in excess of estimated requirements ($26.0 million in 2008).

(2)

To exclude charges related to payments for several research and development collaborations ($6.0 million in 2008; $26.5 million in 2007), other charges related to employee severance costs ($1.8 million in 2008), and accelerated depreciation related to the proposed divestiture at the Mitry-Mory facility ($0.3 million in 2008). In 2007, we also excluded the recognition of a milestone ($15.0 million) related to the FDA’s acceptance of our NDA filing for TREANDA®.

(3)	To exclude charges related to employee severance costs ($3.0 million) and charges related to the estimated termination payments due to Takeda Pharmaceuticals North America, Inc. ($27.2 million).

(4)

In 2008, to exclude charges related to the settlement of investigations by the Offices of the Attorney General of Connecticut and Massachusetts and estimated relator attorney fees. In 2007, to exclude the reserve established for the minimum liability related to the potential settlement of the investigations by the U.S. Attorney’s Office.

(5)	To exclude the pre-tax gain related to the sale of certain investments.

(6)	To exclude the forgiveness of a mortgage loan by the PIDA.

(7)	To exclude the accrued interest related to the settlement reached with U.S. Attorney’s Office.

(8)	To exclude costs related to the CIMA LABS restructuring announced in January 2008.

(9)	To exclude charges related to the acquisition of licensed technology in the oncology field.

(10)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances, the settlement of the investigations by the U.S. Attorney’s Office and other changes in tax assets and liabilities. The 2008 amount includes $84.5 million of tax benefits for the settlement with the U.S. Attorney’s Office, for which the related expense was recorded in 2007 and for the states of Connecticut and Massachusetts for which the related expense was recorded in the third quarter of 2008.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	September 30,						Increase
	2008			2007			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$241,366	$17,793	259,159	$202,202	$14,904	217,106	19	19	19
GABITRIL	12,176	2,337	14,513	12,952	881	13,833	(6)	165	5
CNS	253,542	20,130	273,672	215,154	15,785	230,939	18	28	19

ACTIQ	21,392	14,401	35,793	45,946	10,007	55,953	(53)	44	(36)
Generic OTFC	19,569	—	19,569	32,689	—	32,689	(40)	—	(40)
FENTORA	41,330	—	41,330	33,193	—	33,193	25	—	25
AMRIX	20,512	—	20,512	—	—	—	—	—	—
Pain	102,803	14,401	117,204	111,828	10,007	121,835	(8)	44	(4)

TREANDA	24,551	—	24,551	—	—	—	—	—	—
Other	4,691	23,195	27,886	4,301	18,405	22,706	9	26	23
Oncology	29,242	23,195	52,437	4,301	18,405	22,706	580	26	131

Other	11,351	35,000	46,351	14,990	38,259	53,249	(24)	(9)	(13)

	$396,938	$92,726	$489,664	$346,273	$82,456	$428,729	15	12	14

	Nine Months Ended						%
	September 30,						Increase
	2008			2007			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$658,777	$48,428	707,205	$593,394	$39,171	632,565	11	24	12
GABITRIL	37,614	6,669	44,283	39,814	6,268	46,082	(6)	6	(4)
CNS	696,391	55,097	751,488	633,208	45,439	678,647	10	21	11

ACTIQ	96,960	40,734	137,694	157,097	28,638	185,735	(38)	42	(26)
Generic OTFC	75,845	—	75,845	97,562	—	97,562	(22)	—	(22)
FENTORA	116,637	—	116,637	101,224	—	101,224	15	—	15
AMRIX	47,399	—	47,399	—	—	—	—	—	—
Pain	336,841	40,734	377,575	355,883	28,638	384,521	(5)	42	(2)

TREANDA	38,932	—	38,932	—	—	—	—	—	—
Other	14,259	70,837	85,096	13,044	56,645	69,689	9	25	22
Oncology	53,191	70,837	124,028	13,044	56,645	69,689	308	25	78

Other	37,995	117,517	155,512	40,823	114,122	154,945	(7)	3	0

	$1,124,418	$284,185	$1,408,603	$1,042,958	$244,844	$1,287,802	8	16	9

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$846,595	$818,669
Investments	—	7,596
Receivables, net	350,280	276,776
Inventory, net	115,814	99,098
Deferred tax assets, net	167,368	176,619
Other current assets	108,106	43,267
Total current assets	1,588,163	1,422,025

PROPERTY AND EQUIPMENT, net	501,575	500,396
GOODWILL	471,127	476,515
INTANGIBLE ASSETS, net	753,286	817,828
DEFERRED TAX ASSETS, net	171,865	141,752
OTHER ASSETS	169,589	147,753
	$3,655,605	$3,506,269

CURRENT LIABILITIES:
Current portion of long-term debt	$1,023,104	$1,237,169
Accounts payable	81,323	91,437
Accrued expenses	723,728	677,184
Total current liabilities	1,828,155	2,005,790

LONG-TERM DEBT	2,729	3,788
DEFERRED TAX LIABILITIES, net	72,088	56,540
OTHER LIABILITIES	180,539	138,084
Total liabilities	2,083,511	2,204,202

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	713	700
Additional paid-in capital	2,050,035	1,934,965
Treasury stock, at cost	(194,782)	(158,173)
Accumulated deficit	(413,166)	(624,128)
Accumulated other comprehensive income	129,294	148,703
Total stockholders’ equity	1,572,094	1,302,067
	$3,655,605	$3,506,269

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$210,962	$(235,886)
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) expense	(9,409)	8,750
Shortfall tax benefits from stock-based compensation	(451)	(222)
Depreciation and amortization	128,772	101,206
Stock-based compensation expense	32,543	34,940
Gain on sale of investment	—	(5,791)
Gain on forgiveness of debt	—	(5,319)
Loss on disposals of property and equipment	2,740	2,873
Impairment charges	1,164	—
Other	(396)	180
Changes in operating assets and liabilities:
Receivables	(74,258)	(26,218)
Inventory	(14,557)	(1,881)
Other assets	(99,008)	(28,552)
Accounts payable and accrued expenses	34,526	380,776
Other liabilities	70,149	49,465
Net cash provided by operating activities	282,777	274,321

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(55,689)	(70,887)
Acquisition of intangible assets	(25,575)	(99,152)
Investment in third party	(6,242)	—
Proceeds from sale of investment in third party	—	12,291
Sales and maturities of available-for-sale investments	7,596	28,212
Purchases of available-for-sale investments	—	(71,398)
Net cash used for investing activities	(79,910)	(200,934)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	37,185	74,375
Windfall tax benefits from stock-based compensation	4,592	9,934
Acquisition of treasury stock	(24)	(128)
Payments on and retirements of long-term debt	(216,093)	(2,902)
Net cash (used for) provided by financing activities	(174,340)	81,279

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(601)	10,804

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,926	165,470

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	818,669	496,512

CASH AND CASH EQUIVALENTS, END OF PERIOD	$846,595	$661,982

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2009

Projected GAAP basic income per common share	$4.41	—	$4.51	$4.95	—	$5.05

Amortization of current intangibles	$1.48	—	$1.48	$1.36	—	$1.36
Accelerated depreciation adjustment- CIMA	$0.10	—	$0.10	$0.09	—	$0.09
Accelerated depreciation adjustment- Mitry-Mory	$0.10	—	$0.10	$0.24	—	$0.24
Cost of goods sold adjustments	$0.38	—	$0.38	$—	—	$—
Research and development adjustments	$0.12	—	$0.12	$—	—	$—
Selling, general and administrative adjustments	$0.44	—	$0.44	$—	—	$—
Settlement reserve adjustments	$0.11	—	$0.11	$—	—	$—
In-process research and development adjustment	$0.15	—	$0.15	$—	—	$—
Restructuring adjustments	$0.12	—	$0.12	$0.07	—	$0.07
Interest expense adjustment	$0.17	—	$0.17	$—	—	$—
Interest expense adjustment for APB 14-1	$—	—	$—	$0.63	—	$0.63
Tax effect of pre-tax adjustments at the applicable tax rates	$(2.38)	—	$(2.38)	$(0.84)	—	$(0.84)

Basic adjusted income per common share guidance	$5.20	—	$5.30	$6.50	—	$6.60

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 35.5 to 36.5 percent in 2008 and 35.0 percent in 2009; and

• Weighted average number of common shares outstanding of 68.0 and 69.5 million shares for the twelve months ended December 31, 2008 and 2009, respectively.